Exhibit 5.1

COSÌ, INC. 294 Washington Street, Ste. 510 Boston, MA 02108 Main Tel: (857) 415-5000 Website: www.getcosi.com

July 2, 2015

Cosi, Inc.

294 Washington Street, Suite 510

Boston, Massachusetts 02108

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Cosi, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 2,374,164 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), including 1,500,000 Shares to be issued and sold pursuant to the Amended and Restated Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Plan”).

In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan and such certificates, corporate and public records, agreements and instruments and other documents as I have deemed appropriate as a basis for the opinions expressed below.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Vicki Baue
Vicki Baue, V. P. & General Counsel, CCO